Item 14. Exhibits, Financial Statement Schedules, and Reports on Form 8-K (Continued):


EXHIBIT 21.1
------------

                             List of Subsidiaries
                                and affiliates
                                      of

                         The Boston Beer Company, Inc.

Boston Brewing Company, Inc.
(a Massachusetts corporation)

BBC Mass, Inc. (formerly H & Q Beverage Co., Inc.)
(a Massachusetts corporation)

The Wing Beer Co., Inc.
(a Texas corporation)

Sam Adams Investors, Inc.
(a Massachusetts corporation)

KJW Holdings, Inc.
(a Texas corporation)

Back Bay Beverage Company, Inc.
(a Delaware corporation)

BBC Del, Inc. (formerly Consumer Venture Beverage Co.)
(a Delaware corporation)

The following are subsidiaries of Boston Beer Company Limited Partnership, owned directly or indirectly (through Boston Brewing Company, Inc.) by The Boston Beer Company, Inc.

Oregon Beer and Brewing Co., Inc. I
(an Oregon corporation)

SBCC Company, Inc.
(a Delaware corporation)

Samuel Adams Brewery Company, Ltd.
(an Ohio limited liability company)